SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                               December 28, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



         Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 4300
                  317 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)









ITEM 8.01.  OTHER EVENTS

     The following is an update of our operations as of the date of this
Report:

WIND RIVER BASIN

     HOWARD RANCH

     We have drilled our first well, the West Madden 6-27, to a total depth of 15,600 feet and have now completed a 12-stage fracture stimulation of several Lance sandstones. The well has been flowing for almost a month and is still recovering the frac load. The initial potential of the well is 4.8 million cubic feet of gas per day (Mmcfgpd), and in the first 15 days it averaged 3.4 Mmcfgpd. Due to winter stipulations related to federal leasehold, we were
unable to drill the well completely through the Lance section.   Based upon
comparisons of other producing wells in the immediate area, we expect to access greater thicknesses of productive sands from future wells that are drilled through the Lance section.

     The initial results of the West Madden 6-27 are very encouraging, and drilling of an additional well should be underway in early February on a Wyoming state lease adjacent to our western lease block. Because the state lease is not subject to federal stipulations that prohibit access during the winter months, this will be advantageous to our long-range drilling plans.

SOUTH TEXAS

     NEWTON FIELD

     We have now completed our first development well in the Newton Field.
The Newton B3 well was perforated in 9 different sand intervals in the Upper Wilcox and stimulated with a 4-stage sand frac. The well is currently flowing back and, based on high casing pressures and flow rates, it appears to be as good or better than initially projected and compares favorably with the Newton B2, which is the best well in the field. We have also logged and run production casing on our second well, the Vastar #5, and log analysis of this well appears analogous to the Newton B2. We have now spudded our third well in the Newton Field.

     SOUTH ANGLETON FIELD

     We just began initial sales from our first well, the Munson #3, and the well is flowing at a rate of 5.5 Mmcfgpd. Volumetric calculations and offset well production suggest this well should ultimately produce as projected. We have just finished drilling our second well in the field, the Williamson #8, and based on log analysis, the anticipated primary zone of interest appears to be well developed at this location.

PICEANCE BASIN

     VEGA UNIT

     We have fracture stimulated three of four existing wells and, based on flow tests, results appear comparable to those previously forecast. We are currently selling at a restricted rate of 500 thousand cubic feet of gas per day (Mcfgpd) from only one well until the local gas plant is upgraded to

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handle our new volumes.  We expect the increased gas plant capacity to become available by the end of January 2005, after which we can sell unrestricted volumes.

DJ BASIN

WASHINGTON COUNTY, COLORADO

     We have now drilled 39 wells, including 36 Niobrara wells in which we have set production casing and 3 Niobrara dry holes that appear to have been drilled between faults. Gas gathering infrastructure has been installed to several of the wells, and we have begun selling some gas. The rest of the wells will remain shut-in until our tap into the Cheyenne Plains Pipeline is installed and operational in late January (estimated date), after which we will begin a continual series of fracture stimulations to promptly complete the shut-in wells. One rig is currently operating in the field, but we plan to increase the rig count once our existing wells are connected to the pipeline. Production contribution from this area will be most apparent in the fourth quarter of fiscal year 2005. A second phase seismic program is underway, with 15 square miles being shot in November and December 2004 and another 35 square miles planned for January 2005.

OTHER UPDATES

     We have made a decision to continue with a fiscal year end of June 30th . We have been asked by analysts and others to change our fiscal year to a calendar year in order to make it easier to compare our performance with that of other companies engaged in similar businesses. Our management explored the possibility of changing our fiscal year end immediately, but determined that such a change would subject us to the reporting requirements of the Sarbanes-Oxley Act as of December 31, 2004, rather than at our currently required date of June 30, 2005. Our independent registered public accounting firm believes that if the year end were to be changed at this time, it would be difficult to accelerate the implementation of the Sarbanes-Oxley process to complete all of the requirements imposed under Section 404 of the Sarbanes-Oxley Act, including related audit requirements, by December 31, 2004. Accordingly, we have decided to continue with the current fiscal year end of June 30th. In order to facilitate a comparison of our performance with that of other companies with a calendar year end, we intend to provide supplemental unaudited calendar year information in our periodic earnings reports during the upcoming calendar year. Our management intends to explore the possibility of changing our fiscal year to a calendar year during the next twelve months.

                             FUTURE ACTIVITIES UPDATE

     Whereas we earlier indicated plans to issue drilling activities updates on a monthly basis, we have determined that such a schedule is unrealistic. Our current plans call for the issuance of drilling activities updates on a periodic basis, with the specific timing of individual updates to be determined by the nature and timing of such activities.

     Forward-looking statements in this document are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, risks that are inherent in oil and gas exploration and development activities such as dry holes, finding water or other substances in formations that were expected to be commercially

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productive based upon available geological and engineering data, mechanical problems with equipment, etc., the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. It is possible that these projections may change as more data becomes available. Please refer to our other Securities and Exchange Commission filings for additional information.


















































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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  December 28, 2004              By: /s/ Kevin K. Nanke
                                          -------------------------------
                                          Kevin K. Nanke, Chief Financial
                                          Officer










































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